As filed with the Securities and Exchange Commission on February 1, 2019
Registration No. 333-______

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
THE MARCUS CORPORATION
(Exact name of registrant as specified in its charter)
Wisconsin	39-1139844
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
100 East Wisconsin Avenue, Suite 1900
Milwaukee, Wisconsin 53202
(414) 905-1000
(Address, including zip code, and
telephone number, including area code, of
registrant’s principal executive offices)
Thomas F. Kissinger
Senior Executive Vice President, General Counsel and Secretary
100 East Wisconsin Avenue, Suite 1900
Milwaukee, Wisconsin 53202
(414) 905-1000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)
with a copy to:
Steven R. Barth
Spencer T. Moats
Foley & Lardner LLP
777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202
(414) 271-2400
Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box: ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box: ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of  “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☐	Accelerated filer ☒
Non-accelerated filer ☐	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price	Amount of registration fee(3)
Common Stock, $1.00 par value	2,450,000	$42.88	$105,056,000	$12,732.79

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended, this Registration Statement shall include any additional shares that may become issuable as a result of any stock split, stock dividend, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of outstanding shares of common stock of the registrant.

(2)
Estimated pursuant to Rule 457(c), the offering price and registration fee are based on the average of the high and low prices for the registrant’s common stock on January 28, 2019, as reported on the New York Stock Exchange.

(3)
This filing fee is calculated in accordance with Rule 457(r).

Prospectus
THE MARCUS CORPORATION

2,450,000 Shares of Common Stock

This prospectus relates to the offer and sale of up to 2,450,000 shares of our common stock by the selling shareholder named in this prospectus. On February 1, 2019, we closed on our previously announced acquisition of the Movie Tavern in-theatre dining business (the “Movie Tavern Business”). As part of the purchase price for the Movie Tavern Business, we issued 2,450,000 shares of our common stock to the selling shareholder on February 1, 2019.
The selling shareholder may sell shares of our common stock through public or private transactions, at market prices prevailing at the time of sale or at negotiated prices, either directly to purchasers in a block trade or through one or more underwriters, who may receive compensation in the form of fees, discounts or commissions. We provide more information about how the selling shareholder may sell our shares of common stock in the section of this prospectus entitled “Plan of Distribution.” When the selling shareholder sells shares of our common stock, we may, if necessary and required by law, provide a prospectus supplement that will contain specific information about the terms of that offering. Any prospectus supplement may also add to, update, modify or replace information contained in this prospectus. You should read this prospectus, any related prospectus supplement and any other offering material carefully before you invest.
We will not receive any proceeds from the sale of shares of our common stock by the selling shareholder. We may bear a portion of the expenses related to the offering of shares of our common stock, provided that the selling shareholder will pay any applicable underwriting fees, discounts or commissions.
Our common stock is traded on the New York Stock Exchange under the symbol “MCS.”
Investing in our common stock involves a high degree of risk. See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is February 1, 2019.

i

ABOUT THIS PROSPECTUS
Unless the context otherwise requires or as otherwise specifically stated, in this prospectus, “we,” “us,” “our” and “ours” refer to The Marcus Corporation.
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the “SEC,” utilizing a “shelf” registration process as a “well-known seasoned issuer,” as defined under Rule 405 under the Securities Act of 1933. Under this shelf registration process, the selling shareholder may, from time to time, offer and sell shares of our common stock in one or more offerings or resales in amounts, at prices and on terms that will be determined at the time of the offering.
This prospectus provides you with a general description of the shares of our common stock the selling shareholder may offer. Each time the selling shareholder offers shares of our common stock, the selling shareholder is required to provide you with this prospectus, and in certain cases, a prospectus supplement. A prospectus supplement, if required, may describe the terms of the plan of distribution and set forth the names of any underwriters, broker-dealers or agents involved in the sale of the shares of our common stock. A prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.
You should read both this prospectus and any applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” You should not assume that the information in this prospectus or any applicable prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any applicable prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.
You should rely only on the information contained or incorporated by reference in this prospectus and in any applicable prospectus supplement. Neither we nor the selling shareholder has authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The selling shareholder will not make an offer to sell or solicitation to buy the shares of our common stock in any jurisdiction in which any such offer or solicitation is not authorized or in which the person making that offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain or may contain “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements may generally be identified as such because the context of such statements include words such as we “believe,” “anticipate,” “expect” or words of similar import. Similarly, statements that describe our future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which may cause results to differ materially from those expected, including, but not limited to, the following: (1) the availability, in terms of both quantity and audience appeal, of motion pictures for our theatre division, as well as other industry dynamics such as the maintenance of a suitable window between the date such motion pictures are released in theatres and the date they are released to other distribution channels; (2) the effects of adverse economic conditions in our markets, particularly with respect to our hotels and resorts division; (3) the effects on our occupancy and room rates of the relative industry supply of available rooms at comparable lodging facilities in our markets; (4) the effects of competitive conditions in our markets; (5) our ability to achieve expected benefits and performance from our strategic initiatives and acquisitions; (6) the effects of increasing depreciation expenses, reduced operating profits during major property renovations, impairment losses, and preopening and start-up costs due to the capital intensive nature of our businesses; (7) the effects of weather conditions, particularly during the winter in the Midwest and in our other markets; (8) our ability to identify properties to acquire, develop and/or manage and the continuing availability of funds for such development; (9) the adverse impact on business and consumer spending on travel, leisure and entertainment resulting from terrorist attacks in the United States or other incidents of violence in public venues such as hotels and movie theatres; (10) a disruption in our business and reputational and economic risks associated with civil securities claims brought by shareholders; and (11) our ability to timely and successfully integrate the Movie Tavern operations into our own circuit. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this prospectus and we undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

THE COMPANY
Founded in 1935, we are a lodging and entertainment company engaged primarily in two business segments: movie theatres and hotels and resorts. As of the date of this prospectus and following the completion of our acquisition of the Movie Tavern Business, our theatre operations include 1,097 screens at 90 locations in 17 states, including one movie theatre with six screens in Wisconsin owned by a third party but managed by us. We also operate a family entertainment center, Funset Boulevard, that is adjacent to one of our theatres in Appleton, Wisconsin and own the Ronnie’s Plaza retail outlet in St. Louis, Missouri, an 84,000 square foot retail center featuring 21 shops and other businesses to which we lease retail space. We are currently the fourth largest theatre circuit in the United States. As of the date of this prospectus, our hotels and resorts operations include eight owned and operated hotels and resorts in Wisconsin, Missouri, Illinois, Nebraska and Oklahoma. We also manage 13 hotels, resorts and other properties for third parties in Wisconsin, Minnesota, Texas, Nevada, Nebraska, North Carolina, and California. As of the date of this prospectus, we own or manage approximately 5,300 hotel and resort rooms.
Our headquarters are located at 100 East Wisconsin Avenue, Suite 1900, Milwaukee, Wisconsin 53202, and our telephone number is (414) 905-1000.

RISK FACTORS
Investing in our common stock involves significant risks. Before making an investment decision, you should carefully consider the risks and other information we include or incorporate by reference in this prospectus and in any applicable prospectus supplement. In particular, you should consider the risk factors under the heading “Risk Factors” included in our most recent Annual Report on Form 10-K and our most recent Quarterly Reports on Form 10-Q, each of which are on file with the SEC and are incorporated herein by reference, and which may be amended, supplemented or superseded from time to time by other reports we file with the SEC in the future. The risks and uncertainties we have described are not the only ones facing our company. Additional risks and uncertainties not currently known to us or that we currently deem immaterial may also affect our business operations. Additional risk factors may be included in a prospectus supplement relating to a particular offering of securities.

USE OF PROCEEDS
Unless otherwise described in any applicable prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by the selling shareholder. All of the shares of our common stock offered by the selling shareholder pursuant to this prospectus and any applicable prospectus supplement will be sold by the selling shareholder for its own account. We may bear a portion of the expenses of the offering of common stock by the selling shareholder, provided that the selling shareholder will pay any applicable underwriting fees, discounts or commissions.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock summarizes general terms and provisions that apply to our capital stock. Because this is only a summary it does not contain all of the information that may be important to you. The summary is subject to and qualified in its entirety by reference to our articles of incorporation and bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part and incorporated by reference into this prospectus. See “Where You Can Find More Information.”
General
Our authorized capital stock consists of 50,000,000 shares of common stock, $1.00 par value per share, 33,000,000 shares of class B common stock, $1.00 par value per share, and 1,000,000 shares of preferred stock, $1.00 par value per share. As of February 1, 2019, there were 22,665,458 shares of common stock and 8,137,372 shares of class B common stock outstanding. We will disclose in any applicable prospectus supplement and/or other offering material the number of shares of our common stock and class B common stock then outstanding. As of the date of this prospectus, no shares of our preferred stock were outstanding.
Comparison of Common Stock and Class B Common Stock
The following table compares our common stock and class B common stock.
	Common Stock	Class B Common Stock
Voting rights per share	1	10
Cash dividend rights per share	110% of any cash dividend paid on class B common stock (subject to rounding)	In an amount as may be determined by our board of directors
Transferability	Freely transferable*	May only be transferred to permitted transferees (as described below)*
Conversion rights	None	Share-for-share into common stock at the option of the holder**
Liquidation rights	Same as class B common stock	Pro rata sharing of assets remaining after payment of all liabilities and preferred stock claims (if any)
Preemptive rights	None	None
Redemption rights	None	None
Sinking fund rights	None	None

*
Subject to applicable federal and state securities law restrictions.

**
Automatically converts into common stock if total outstanding shares of class B common stock becomes less than 2% of the aggregate number of outstanding shares of common stock and class B common stock.

Holders of class B common stock are entitled to ten votes per share on all matters brought before a vote of our shareholders and holders of common stock are entitled to one vote per share on all such matters. Both classes vote as a single class on all such matters, unless otherwise required by law. Voting rights are not cumulative.
Holders of our common stock are entitled (subject to rounding) to 110% of any cash dividends per share declared by our board of directors to be payable with respect to our class B common stock (but not with respect to distributions in partial or complete liquidation of us or one or more of our subsidiaries). The declaration and payment of cash dividends are solely within the discretion of our board of directors. If cash dividends are not paid on the class B common stock for any reason whatsoever, then the holders of common stock are not entitled to any cash dividends. Holders of our preferred stock, if any, are entitled to receive dividends at the rate fixed by our board of directors, payable when and as declared, in preference to the holders of our common stock and class B common stock.
Holders of common stock have the same rights as holders of class B common stock with respect to stock dividends, stock splits and non-cash distributions, except that in the event of a stock dividend or stock split payable other than in preferred stock, only common stock can be distributed with respect to outstanding shares of common stock and only class B common stock can be distributed with respect to outstanding shares of class B common stock.
Shares of class B common stock are not transferable except to limited permitted transferees, including: (i) the beneficial owner of the class B common stock; (ii) the beneficial owner’s spouse; (iii) any parent and any lineal descendant (including any adopted child) of any parent of the beneficial owner or of the beneficial owner’s spouse; (iv) any trustee, guardian or custodian for, or any executor, administrator or other legal representative of the estate of, any of the foregoing individuals; (v) the trustee of a trust (including a voting trust) principally for the benefit of the beneficial owner; and (vi) any corporation, partnership or other entity if a majority of the beneficial ownership of the corporation, partnership or other entity is held by the beneficial owner of the class B common stock and/or any of the foregoing individuals. If a holder of class B common stock wishes to sell or otherwise transfer class B common stock to a person other than a permitted transferee listed in clauses (i) through (vi) of the previous sentence, then the holder must first convert the class B common stock into common stock and then may proceed with the transfer. The conversion of class B common stock into common stock is an irrevocable act and, once taken, the shares of common stock cannot be reconverted into class B common stock. Our articles of incorporation impose no restrictions on the transferability of shares of common stock.
Holders of common stock have no conversion privileges. The shares of class B common stock are convertible at the option of the holder, at any time or from time to time, into shares of common stock on a share-for-share basis. Additionally, the outstanding shares of class B common stock will be automatically converted into common stock on a share-for-share basis if, at any time, the total outstanding shares of class B common stock fall below 2% of the aggregate outstanding shares of common stock and class B common stock. We are required to reserve and keep available for issuance enough authorized but unissued shares of common stock to satisfy the share issuance requirements upon conversion of all outstanding shares of class B common stock.
There are no restrictions (other than obtaining the requisite corporate approval) on additional issuances of shares of common stock by us up to the number of then available authorized shares. However, we may not issue any additional shares of class B common stock (other than pursuant to stock dividends and stock splits as described above) without the approval of a majority of the votes represented by the outstanding shares of common stock and class B common stock, voting together as a single class.
Holders of common stock and class B common stock are entitled to share equally on a pro rata basis (based on the number of shares held compared to the aggregate number of outstanding shares of common stock and class B common stock) in all payments or distributions made to such holders upon our liquidation, dissolution or winding up. Holders of preferred stock, if any, would be entitled to receive the payments and distributions specified by our board of directors prior to the issuance of the preferred stock (plus accrued but unpaid dividends in the case of preferred stock entitled to cumulative dividends) before any payment or distribution is made to holders of common stock and class B common stock upon our liquidation, dissolution or winding up.
Holders of common stock and class B common stock have no redemption privileges, preemptive rights or sinking fund rights.
The outstanding shares of common stock and class B common stock are fully paid and nonassessable.
Preferred Stock
Our board of directors is authorized to issue our preferred stock in one or more series and to fix the relative powers, preferences and rights, and the qualifications, limitations and restrictions, of any series with respect to voting rights; the rate of dividend and other dividend terms; the price, terms and conditions of redemption; the amounts payable in the event of voluntary or involuntary liquidation; sinking fund provisions for redemption or purchase of shares; and the terms and conditions on which shares may be converted.
It is not possible to state the actual effect of the issuance of any shares of preferred stock upon the rights of holders of our common stock or class B common stock until our board of directors determines the specific rights of the holders of the preferred stock. However, these effects might include:
•
restricting dividends on the common stock and class B common stock;

•
diluting the voting power of the common stock and class B common stock;

•
impairing the liquidation rights of the common stock and class B common stock; and

•
delaying or preventing a change in control of our company.

Anti-Takeover Effects of Various Provisions of Wisconsin Law and Our Articles of Incorporation and Bylaws
Provisions of Wisconsin law have certain anti-takeover effects. Our articles of incorporation and bylaws also contain provisions that may have similar effects.
Wisconsin Anti-Takeover Statute
Sections 180.1140 to 180.1144 of the Wisconsin Business Corporation Law, or the “WBCL,” restrict a broad range of business combinations between a Wisconsin corporation and an “interested stockholder” for a period of three years unless specified conditions are met. The WBCL defines a “business combination” as including certain mergers or share exchanges, sales of assets, issuances of stock or rights to purchase stock and other related party transactions. An “interested stockholder” is a person who beneficially owns, directly or indirectly, 10% of the outstanding voting stock of a corporation or who is an affiliate or associate of the corporation and beneficially owned 10% of the voting stock within the last three years. During the initial three-year period after a person becomes an interested stockholder in a Wisconsin corporation, with some exceptions, the WBCL prohibits a business combination with the interested stockholder unless the corporation’s board of directors approved the business combination or the acquisition of the stock by the interested stockholder prior to the acquisition date. Following this three-year period, the WBCL also prohibits a business combination with an interested stockholder unless:
•
the board of directors approved the acquisition of the stock prior to the acquisition date;

•
the business combination is approved by a majority of the outstanding voting stock not owned by the interested stockholder;

•
the consideration to be received by shareholders meets certain requirements of the statute with respect to form and amount; or

•
the business combination is of a type specifically excluded from the coverage of the statute.

Sections 180.1130 to 180.1133 of the WBCL govern certain mergers or share exchanges between public Wisconsin corporations and significant shareholders, and sales of all or substantially all of the assets of public Wisconsin corporations to significant shareholders. These transactions must be approved by 80% of all shareholders and two-thirds of shareholders other than the significant shareholder, unless the shareholders receive a statutory “fair price.” Section 180.1130 of the WBCL generally defines a “significant shareholder” as the beneficial owner of 10% or more of the voting power of the outstanding voting shares, or an affiliate of the corporation who beneficially owned 10% or more of the voting power of the then outstanding shares within the last two years.
Section 180.1150 of the WBCL provides that in particular circumstances the voting power of shares of a public Wisconsin corporation held by any person in excess of 20% of the voting power is limited to 10% of the voting power these excess shares would otherwise have. Full voting power may be restored if a majority of the voting power of shares represented at a meeting, including those held by the party seeking restoration, are voted in favor of the restoration. This voting restriction does not apply to shares acquired directly from the corporation.

Section 180.1134 of the WBCL requires shareholder approval for some transactions in the context of a tender offer or similar action for more than 5% of any class of a Wisconsin corporation’s stock. Shareholder approval is required for the acquisition of more than 5% of the corporation’s stock at a price above market value from any person who holds more than 3% of the voting shares and has held the shares for less than two years, unless the corporation makes an equal offer to acquire all shares. Shareholder approval is also required for the sale or option of assets that amount to at least 10% of the market value of the corporation, but this requirement does not apply if the corporation has at least three independent directors and a majority of the independent directors vote not to have this provision apply to the corporation.
In addition to the anti-takeover provisions described above, various provisions of our articles of incorporation and bylaws, which are summarized in the following paragraphs, may be deemed to have anti-takeover effects.
Disparate Voting Power and Limited Transferability of Class B Shares
Our class B common stock has ten votes per share, while our common stock has one vote per share. As of February 1, 2019, shares of class B common stock constituted about 26% of our aggregate shares of outstanding common stock and class B common stock and about 78% of our total outstanding voting power. As a result, our capital structure may deter a potential change in control because our voting power is concentrated in our class B common stock.
These shares of class B common stock cannot be transferred at any time except for transfers to limited permitted transferees, including:
•
the beneficial owner of the class B common stock or the beneficial owner’s spouse;

•
the parent and any lineal descendant (including any adopted child) of any parent of the beneficial owner or of the beneficial owner’s spouse;

•
any trustee, guardian or custodian for, or any executor, administrator or other legal representative of the estate of, any of the foregoing individuals;

•
the trustee of a trust (including a voting trust) principally for the benefit of the beneficial owner; and

•
any corporation, partnership or other entity if a majority of the beneficial ownership of the corporation, partnership or other entity is held by the beneficial owner of the class B common stock and/or any of the foregoing individuals.

Any attempted transfer of our class B shares in violation of our articles of incorporation will be void. These restrictions on transfer of our class B common stock have the effect of preventing potential acquirors from obtaining voting control in a transaction not approved by our board of directors, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium over the then-current market price of the common stock. As a result, these provisions may be a deterrent to a potential acquisition transaction.
No Cumulative Voting
The WBCL provides that shareholders are denied the right to cumulate votes in the election of directors unless the articles of incorporation provide otherwise. Our articles of incorporation do not provide for cumulative voting.
Advance Notice Requirements for Shareholder Proposals and Director Nominations; Procedures for Calling a Special Meeting
Our bylaws provide that shareholders seeking to nominate persons for election to our board of directors or to bring business before an annual meeting must provide timely notice of their proposal in writing to the corporate secretary. To be timely, a shareholder’s notice must be received no later than the earlier of  (i) 45 days prior to the date in the current year corresponding to the date on which we first mailed our proxy materials for the prior year’s annual meeting and (ii) the later of  (A) the 70th day prior to the current year annual meeting and (B) the 10th day after the day on which the current year annual meeting is publicly announced. The bylaws also specify requirements as to the form and content of a shareholder’s notice. These provisions may impede shareholders’ ability to bring matters before an annual meeting of shareholders or make nominations for directors at an annual meeting of shareholders.
Our bylaws also establish a procedure which shareholders seeking to call a special meeting of shareholders must follow. Our president must call a special meeting only if holders of shares representing at least 10% of all the votes entitled to be cast on any issue proposed to be considered at that meeting submit a valid written demand to the corporate secretary. To be valid, a written demand must set forth, among other things, the specific purpose or purposes for which the special meeting is to be held and information about each shareholder demanding the meeting. In addition, shareholders demanding a special meeting must deliver a written agreement to pay the costs incurred by us in holding a special meeting, including the costs of preparing and mailing the notice of meeting and the proxy materials for the solicitation of proxies, in the event such shareholders are unsuccessful in their proxy solicitation. We may engage an independent inspector of elections to act as our agent for reviewing the validity of a shareholder demand for a special meeting.
Authorized But Unissued Shares
Our authorized but unissued shares of common stock and preferred stock will be available for future issuance without your approval. We could use these additional shares for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and issuances under employee benefit plans. Additionally, we could issue a series of preferred stock that could, depending on its terms, impede the completion of a merger, tender offer or other takeover attempt. The board will make any determination to issue such shares based on its judgment as to the best interests of our company and our shareholders. The board, in so acting, could issue preferred stock having terms that could discourage an acquisition attempt through which an acquiror may be able to change the composition of the board, including a tender offer or other transaction that some, or a majority, of our shareholders might believe to be in their best interests or in which shareholders might receive a premium over the then-current market price of the common stock.
Amendments to Articles of Incorporation
The WBCL allows us to amend our articles of incorporation at any time to add or change a provision that is required or permitted to be included in the articles of incorporation or to delete a provision that is not required to be included in the articles of incorporation. The board can propose one or more amendments for submission to shareholders and may condition its submission of the proposed amendment on any basis if it provides certain notice and includes certain information regarding the proposed amendment in that notice.
Preemptive Rights
No holder of our common stock has any preemptive or subscription rights to acquire shares of our common stock.

SELLING SHAREHOLDER
On November 1, 2018, we and our indirect wholly-owned subsidiaries, MMT Texny, LLC and MMT Lapagava, LLC, entered into an Asset Purchase Agreement (as amended, the “Purchase Agreement”) with VSS-Southern Theatres LLC, Movie Tavern, Inc., Movie Tavern Theatres, LLC and TGS Beverage Company, LLC pursuant to which we agreed to acquire the Movie Tavern Business. On February 1, 2019, we completed our acquisition of the Movie Tavern Business. As part of the purchase price for the Movie Tavern Business, we issued 2,450,000 shares of our common stock to the selling shareholder, 157,056 of which have been placed in escrow to secure certain post-closing indemnification obligations under the Purchase Agreement. Pursuant to a Shareholders’ Agreement that we entered into with the selling shareholder on February 1, 2019 (the “Shareholders’ Agreement”) in connection with the closing of our acquisition of the Movie Tavern Business, we agreed to register the shares of our common stock issued to the selling shareholder.
The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of the date hereof by the selling shareholder. The amounts and percentages of shares beneficially owned are reported on the basis of SEC regulations governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.
The percentage of beneficial ownership is based upon the 22,665,458 shares of our common stock outstanding as of the date hereof. To our knowledge, except as set forth in the footnotes to this table, the selling shareholder has sole voting and investment power with respect to the shares set forth in the following table. The address of the selling shareholder is: 390 Park Avenue, 13th Floor, New York, NY 10022.
	Shares Beneficially Owned Before and After this Offering
Name and address of beneficial owner	Shares Beneficially Owned Before this Offering	Percentage of Shares Beneficially Owned	Number of Shares Being Offered	Shares Beneficially Owned After this Offering	Percentage of Shares Beneficially Owned After this Offering
Southern Margin Loan SPV LLC(1)	2,450,000	10.81%	2,450,000	—	—

(1)
Includes 157,056 shares of our common stock placed into escrow to secure certain post-closing indemnification obligations under the Purchase Agreement.

PLAN OF DISTRIBUTION
Pursuant to the Shareholders’ Agreement described above under “Selling Shareholder,” the selling shareholder may sell all or a portion of the shares of our common stock offered hereby from time to time either directly to purchasers in one or more block trades with a purchase price (after giving effect to any discounts) greater than $200,000 or through one or more underwriters. If the shares of common stock are sold through an underwriter, the underwriter may offer and sell or otherwise dispose of the shares of common stock from time to time in one or more transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market price or at negotiated prices. If the selling shareholder effects such transactions by selling shares of our common stock to or through an underwriter, such underwriter may receive commissions in the form of discounts, concessions or commissions from the selling shareholder or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters may be in excess of those customary in the types of transactions involved).
Additionally, pursuant to the Shareholders’ Agreement, the selling shareholder may pledge or grant a security interest in some or all of the shares of our common stock owned by it to secure its obligations with third parties (the obligations of the selling shareholder that are secured by the shares of our common stock owned by it being hereinafter referred to as “Secured Obligations”). If the selling shareholder defaults in the performance of any of its Secured Obligations, each of the pledgees or secured parties may offer and sell the shares of our common stock consequently transferred to them from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933, amending, if necessary, the list of selling shareholders to include each such pledgee or secured party as selling shareholders under this prospectus.
To the extent required by the Securities Act of 1933 and the rules and regulations thereunder, the selling shareholder and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. At the time a particular offering of shares of our common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the specific terms of any lock-up provisions, the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling shareholder and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.
Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.
There can be no assurance that the selling shareholder will sell any or all of the shares of our common stock registered pursuant to the registration statement, of which this prospectus forms a part.
The selling shareholder and any other person participating in such distribution will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Securities Exchange Act of 1934, which may limit the timing of purchases and sales of any of the shares of common stock by the selling shareholder and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of our common stock. All of the foregoing may affect the marketability of the shares of our common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of our common stock.
Once sold under the registration statement, of which this prospectus forms a part, the shares of our common stock will be freely tradable in the hands of persons other than our affiliates.

LEGAL MATTERS
Foley & Lardner LLP, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202, our counsel, will pass upon the validity of the securities offered pursuant to this prospectus and any prospectus supplements and/or other offering materials. The opinion of Foley & Lardner LLP may be conditioned upon and may be subject to assumptions regarding future action required to be taken by us and any underwriters, dealers or agents in connection with the issuance and sale of any securities. The opinion of Foley & Lardner LLP may be subject to other conditions and assumptions, as indicated in any prospectus supplements and/or other offering materials.
EXPERTS
The consolidated financial statements incorporated in this prospectus by reference from The Marcus Corporation’s Annual Report on Form 10-K and the effectiveness of The Marcus Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such consolidated financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
Where You Can Find More Information
We file annual, quarterly and current reports, proxy statements and other information with the SEC (File No. 1-12604). We also filed a registration statement on Form S-3, including exhibits, under the Securities Act of 1933 with respect to the shares of our common stock offered pursuant to this prospectus. This prospectus is a part of that registration statement, but does not contain all of the information included in the registration statement or the exhibits to the registration statement. The SEC maintains a website, www.sec.gov, that contains reports, proxy statements and other information regarding issuers that file electronically with the SEC. You may review the registration statement and any other document we file on the SEC’s website or at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public on our website, www.marcuscorp.com.
We are “incorporating by reference” specified documents that we file with the SEC, which means:
•
incorporated documents are considered part of this prospectus;

•
we are disclosing important information to you by referring you to those documents; and

•
information we file with the SEC will automatically update and supersede information contained in this prospectus.

Information furnished under Items 2.02 or 7.01 (or corresponding information furnished under Item 9.01 or included as an exhibit) in any past or future Current Report on Form 8-K that we file with the SEC, unless we specified in such report, is not incorporated by reference in this prospectus supplement.
We incorporate by reference the documents listed below and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the end of the offering of shares of our common stock pursuant to this prospectus:
•
our annual report on Form 10-K for the fiscal year ended December 28, 2017;

•
our quarterly reports on Form 10-Q for the quarterly periods ended March 29, 2018, June 28, 2018 and September 27, 2018;

•
our current reports on Form 8-K dated May 8, 2018 and November 1, 2018 (in each instance excluding information furnished under Items 2.02 or 7.01 or corresponding information furnished under Item 9.01 or included as an exhibit); and

•
the description of our common stock contained in Item 1 of our Registration Statement on Form 8-A, dated November 18, 1993, and any amendment or report updating that description.

As we disclosed in Note 1 to our fiscal 2018 first, second and third quarter interim consolidated financial statements (“Note 1”) filed with our quarterly reports on Form 10-Q for the quarterly periods ended March 29, 2018, June 28, 2018 and September 27, 2018, we began presenting cost reimbursements and reimbursed costs on a gross basis and retrospectively adopted Accounting Standards Update (ASU) No. 2017-07, Compensation — Retirement Benefits (Topic 715): Improving the Presentation of Net Periodic Pension Cost and Net Periodic Benefit Cost, which resulted in certain adjustments to revenues, costs, expenses, and other expenses previously reported in our consolidated statement of earnings filed with our annual report on Form 10-K for the fiscal year ended December 28, 2017, for each of the two years in the period ended December 28, 2017, for the 31 week period ended December 31, 2015 and for the year ended May 28, 2015. As also disclosed in Note 1, we also retrospectively adopted ASU No. 2016-18, Statement of Cash Flows (Topic 230) — Restricted Cash, which resulted in certain adjustments in our consolidated statement of cash flows filed with our annual report on Form 10-K for the fiscal year ended December 28, 2017, for each of the two years in the period ended December 28, 2017, for the 31 week period ended December 31, 2015 and for the year ended May 28, 2015. Exhibit 99.1 to the registration statement of which this prospectus forms a part updates the information in our consolidated statement of earnings and our consolidated statement of cash flows filed with our annual report on Form 10-K for the fiscal year ended December 28, 2017 to reflect the retrospective adjustments.
We will provide you with copies of these filings, and any exhibits specifically incorporated by reference in these filings, at no cost to you. We will provide you with copies of exhibits to these filings that are not specifically incorporated by reference in the filings upon advance payment of a fee of  $0.25 per page, plus mailing expenses. You may request copies by writing to or telephoning us at our principal executive offices:
The Marcus Corporation
Attn: Secretary
100 East Wisconsin Avenue, Suite 1900
Milwaukee, Wisconsin 53202
(414) 905-1000
You should not assume that the information in this prospectus or any prospectus supplement, as well as the information we file or previously filed with the SEC that we incorporate by reference in this prospectus or any prospectus supplement, is accurate as of any date other than its respective date. Our business, financial condition, results of operations and prospects may have changed since those dates.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION
The following table sets forth the various costs and expenses payable by the registrant in connection with the registration of the securities being registered. All amounts shown are estimates, with the exception of the Securities and Exchange Commission registration fee.
Amount
Securities and Exchange Commission registration fee		$12,733
Printing expenses		**
Accounting fees and expenses		**
Legal fees and expenses		**
Miscellaneous (including any applicable listing fees, rating agency fees, trustee and transfer agent fees and expenses)		**
Total expenses	$	**

*
These fees and expenses are calculated based on the amount of shares offered and the number of offerings and, accordingly, cannot be estimated at this time.

Item 15.   INDEMNIFICATION OF DIRECTORS AND OFFICERS
Article VIII of the registrant’s bylaws provides that, to the fullest extent permitted or required by the Wisconsin Business Corporation Law, the registrant shall indemnify all directors and officers of the registrant, and any person who is serving at the registrant’s request as a director, officer, partner, trustee, member of any governing or decision-making committee, manager, employee or agent of another corporation or other entity, against all expense, liability and loss incurred or suffered in connection with such positions or services. Such indemnification continues to apply to former directors, officers, etc., and inures to the benefit of their heirs, executors and administrators.
In addition, the Wisconsin Business Corporation Law provides that the registrant shall indemnify a director or officer of the registrant against liability incurred by the director or officer acting in his or her capacity as a director or officer of the registrant, unless liability was incurred because the director or officer breached or failed to perform any duty owed to the registrant and that breach or failure to perform constituted (i) a willful failure to deal fairly with the registrant or its shareholders in a matter in which the director or officer has a material conflict of interest, (ii) a violation of criminal law, unless the director or officer had reasonable cause to believe his or her conduct was lawful, (iii) a transaction from which the director or officer received an improper personal benefit, or (iv) willful misconduct.
Any repeal or modification of any of the foregoing provisions shall not adversely affect any right or protection of any director, officer, or other indemnitee existing at the time of such repeal or modification.
The registrant also maintains director and officer liability insurance against certain claims and liabilities which may be made against the registrant’s former, current or future directors or officers.
The indemnification provided by the Wisconsin Business Corporation Law and the registrant’s bylaws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances under which an officer or director may be required to bear the economic burden of the foregoing liabilities and expense.
Item 16.   EXHIBITS
The exhibits listed in the accompanying Exhibit Index are filed or incorporated by reference as part of this registration statement.

Item 17.   UNDERTAKINGS
a. The undersigned registrant hereby undertakes:
(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement;
(2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof;
(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and
(4) that, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date;

b. The undersigned registrant hereby undertakes, that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and
c. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 1st day of February, 2019.
THE MARCUS CORPORATION
By:
/s/ Gregory S. Marcus

Gregory S. Marcus
President and Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below on February 1, 2019 by the following persons in the capacities indicated. Each person whose signature appears below constitutes and appoints Douglas A. Neis and Thomas F. Kissinger, and each of them individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and any additional registration statement to be filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Name	Name
/s/ Gregory S. Marcus Gregory S. Marcus Chief Executive Officer and Director (Principal Executive Officer)	/s/ Timothy E. Hoeksema Timothy E. Hoeksema Director
/s/ Douglas A. Neis Douglas A. Neis Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	/s/ Philip L. Milstein Philip L. Milstein Director
/s/ Stephen H. Marcus Stephen H. Marcus Chairman and Director	/s/ Bruce J. Olson Bruce J. Olson Director
/s/ David M. Baum David M. Baum Director	/s/ Allan H. Selig Allan H. Selig Director
/s/ Katherine M. Gehl Katherine M. Gehl Director	/s/ Brian J. Stark Brian J. Stark Director
/s/ Diane Marcus Gershowitz Diane Marcus Gershowitz Director

EXHIBIT INDEX
Exhibit Number	Document Description
1.1	Form of Underwriting Agreement.(1)
2.1	Asset Purchase Agreement, dated as of November 1, 2018, by and among MMT Texnv, LLC, MMT Lapagava, LLC, The Marcus Corporation, Movie Tavern, Inc., Movie Tavern Theaters, LLC, TGS Beverage Company, LLC, and VSS-Southern Theatres LLC. (incorporated by reference to Exhibit 2.1 to our Quarterly Report on Form 10-Q for the quarterly period ended September 27, 2018 [Commission File No. 1-12604]) [Schedules and exhibits have been omitted and The Marcus Corporation agrees to furnish supplementally to the Securities and Exchange Commission a copy of any omitted schedules and exhibits upon request.]
4.1	Restated Articles of Incorporation of The Marcus Corporation (incorporated by reference to
Exhibit 3.2 to The Marcus Corporation’s Quarterly Report on Form 10-Q for the quarterly period ended November 13, 1997 [Commission File No. 1-12604]).
4.2	Bylaws of The Marcus Corporation, as amended (incorporated by reference to Exhibit 3.2 to The Marcus Corporation’s Current Report on Form 8-K dated October 13, 2015 [Commission File No. 1-12604]).
4.3	Form of The Marcus Corporation Common Stock Certificate.
5	Opinion of Foley & Lardner LLP (including consent of counsel).
10.1	Shareholders Agreement, dated as of February 1, 2019, by and between The Marcus Corporation and Southern Margin Loan SPV LLC.
23.1	Consent of Independent Registered Public Accounting Firm (Deloitte & Touche LLP).
23.2	Consent of Foley & Lardner LLP (included in Exhibit 5).
24	Powers of Attorney (contained on the signature page hereto).
99.1	Retrospective adjustments to our consolidated statement of earnings and consolidated statement of cash flows included in Item 8. Financial Statements and Supplementary Data of The Marcus
Corporation’s Annual Report on Form 10-K for the fiscal year ended December 28, 2017.

(1)
To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated herein by reference.